REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th  day of August, 2007, by and among Allianz Variable Insurance Products Fund of Funds Trust, Allianz Life Insurance Company of New York, and Allianz Life Financial Services, LLC.
Funds available under the contracts

AZL Fusion Balanced Fund
AZL Fusion Conservative Fund
AZL Fusion Growth Fund
AZL Fusion Moderate Fund
AZL Balanced Index Strategy Fund
AZL Growth Index Strategy Fund
AZL MVP Balanced Index Strategy Fund
AZL MVP BlackRock Global Allocation Fund
AZL MVP Franklin Templeton Founding Strategy Plus Fund
AZL MVP Fusion Balanced Fund
AZL MVP Fusion Moderate Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Invesco Equity and Income Fund
Separate Account Utilizing the Funds

Allianz Life Variable Account C
Contracts Funded by the Separate Account

Allianz Advantage New York
Allianz Charter II New York
Allianz Connections New York
Allianz High Five New York
Allianz Opportunity New York
Allianz Retirement Pro New York
Allianz Vision New York

Acknowledged:

Allianz Variable Insurance Products Fund                                  Allianz Life Insurance Company of New York
of Funds Trust

By:    /s/ Brian Muench                                                            By:   /s/ Brian Muench___________________
Name:  Brian J. Muench                                                                 Name:  Brian J. Muench
Title:    President                                                                             Title: Vice President, Investments

Allianz Life Financial Services, LLC

By:    /s/ Robert DeChellis
Name:  Robert DeChellis
Title:    President & Chief Executive Officer

16
Effective Date:  April 30, 2012